Exhibit 12.1


                        PP&L RESOURCES, INC. AND SUBSIDIARIES

                  COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                      (Millions of Dollars, except for Ratios)

                                                  12 Months
                                                    Ended
                                                June 30, 1997   1996     1995
                                                -------------   ----     ----
      Fixed charges, as defined:
        Interest on long-term debt  . . . . .       $202        $207     $213
        Interest on short-term
          debt and other interest . . . . . .         23          17       18
        Amortization of debt discount,
         expense and premium - net  . . . . .          2           2        2
        Interest on capital lease obligations
         Charged to expense . . . . . . . . .         12          13       15
         Capitalized  . . . . . . . . . . . .          3           2        2
        Estimated interest component of
         operating rentals  . . . . . . . . .         18           8        8
        Proportionate share of fixed charges           1           1        1
         of 50-percent-or-less-owned persons        ----        ----     ----

                                                    $261        $250     $259
           Total fixed charges  . . . . . . .       ====        ====     ====

      Earnings, as defined:
        Net income  . . . . . . . . . . . . .       $358        $329     $323
        Preferred and Preference Stock
         Dividend Requirements  . . . . . . .         25          28       28
        Less undistributed income of less than         -           -        -
         50-percent-owned persons . . . . . .       ----        ----     ----
                                                     383         357      351

      Add (Deduct):
        Federal income taxes  . . . . . . . .        160         189      195
        State income taxes  . . . . . . . . .         55          64       62
        Deferred income taxes . . . . . . . .         40          10       15
        Investment tax credit - net . . . . .        (10)        (10)     (10)
        Income taxes on other income and
         deductions - net . . . . . . . . . .          0           0       24
        Amortization of capitalized interest
         on capital leases  . . . . . . . . .          3           4        5
        Total fixed charges as above
         (excluding capitalized interest on          259         248      257
         capital lease obligations) . . . . .       ----        ----     ----

                                                    $890        $862     $899
           Total earnings . . . . . . . . . .       ====        ====     ====

                                                    3.41        3.45     3.47
        Ratio of earnings to fixed charges  .       ====        ====     ====



                                                    1994     1993    1992
                                                    ----     ----    ----
      Fixed charges, as defined:
        Interest on long-term debt  . . . . . . .   $214    $226    $240
        Interest on short-term debt
         and other interest . . . . . . . . . . .     18      13      12
        Amortization of debt discount,
         expense and premium - net  . . . . . . .      2       2       1
        Interest on capital lease obligations
         Charged to expense . . . . . . . . . . .     12       9      10
         Capitalized  . . . . . . . . . . . . . .      1       1       2
        Estimated interest component of
         operating rentals  . . . . . . . . . . .      6       5       5
        Proportionate share of fixed charges           1       1       1
         of 50-percent-or-less-owned persons  . .   ----    ----    ----

                                                    $254    $257    $271
           Total fixed charges  . . . . . . . . .   ====    ====    ====

      Earnings, as defined:
        Net income  . . . . . . . . . . . . . . .   $216    $314    $306
        Preferred and Preference Stock
         Dividend Requirements  . . . . . . . . .     28      34      40
        Less undistributed income of less than         -       -       -
         50-percent-owned persons . . . . . . . .   ----    ----    ----
                                                     244     348     346

      Add (Deduct):
        Federal income taxes  . . . . . . . . . .    198     163     145
        State income taxes  . . . . . . . . . . .     77      64      65
        Deferred income taxes . . . . . . . . . .    (45)     22      33
        Investment tax credit - net . . . . . . .    (12)    (14)    (14)
        Income taxes on other income and
         deductions - net . . . . . . . . . . . .    (38)     (1)      0
        Amortization of capitalized interest
         on capital leases  . . . . . . . . . . .      9      12      13
        Total fixed charges as above
         (excluding capitalized interest on          253     256     271
         capital lease obligations) . . . . . . .   ----    ----    ----

                                                    $686    $850    $859
           Total earnings . . . . . . . . . . . .   ====    ====    ====

                                                    2.70    3.31    3.15
        Ratio of earnings to fixed charges  . . .   ====    ====    ====